EXHIBIT 10.3(ii)


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement is entered into as of the 1st day of January, 1996 by and between Bugaboo Creek Steak House, Inc., a Delaware corporation with a mailing address of P.O. Box 276, Seekonk, Massachusetts 02771 (the "Company"), and Edward P. Grace, III, an individual with a residence address of 6224 Masters Blvd., Unit B-104, Orlando, Florida 32819 ("Executive").

                                  INTRODUCTION

     1. The Company and Executive entered into that certain Employment Agreement dated as of January 1, 1994 (the "Employment Agreement"), pursuant to which the Company employed Executive as its President and Chief Executive Officer.

     2. The Company and Executive now wish to amend said Employment Agreement as hereinafter set forth to revise the description of Executive's employment and duties and to reflect a change in the Executive's residence address.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the respective premises and mutual promises herein below set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All capitalized terms used herein shall have the meanings set forth in the Employment Agreement unless the context clearly requires otherwise.

     2. Section 2 of the Employment Agreement is hereby replaced in its entirety by the following:

                "2. Employment; Duties. Subject to the terms and conditions set forth herein, the Company hereby employs Executive to act as President and Chief Executive Officer of the Company during the Employment Period, and Executive hereby accepts such employment. The Company acknowledges that Executive has relocated his permanent residence to the State of Florida for family and other considerations, and does not expect Executive to be personally present at the Company's headquarters in East Providence, Rhode Island for the majority of time remaining in the Employment Period. Nevertheless, Executive's duties and authority shall be as set forth in the By-laws of the Company and as determined by the Company's Board of Directors from time to time, and Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner."

     3. The  address  for  delivery  of  notices to the  Executive  set forth at
Section 12(b) of the Employment Agreement is hereby replaced in its entirety by the following:

                "(b)     to the Executive at:
                         6224 Masters Boulevard
                         Unit B-104
                         Orlando, Florida 32819"

     4. Except as modified herein, the Employment Agreement is hereby ratified, confirmed and approved in all respects.

        IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date first written above.

                                                 BUGABOO CREEK STEAK HOUSE, INC.

                                                 By: /s/ Mark A. Peterson
                                                 Title: Chief Financial Officer


                                                  EXECUTIVE:

                                                  /s/ Edward P. Grace, III